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                                                                   EXHIBIT 23.06


              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of eTELCHARGE.com, Inc. of our report dated March 7, 2002, on the financial statements of eTELCHARGE.com, Inc. as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000 and the period from June 7, 1999 (inception) to December 31, 2001, accompanying the financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.

                                       /s/ KING GRIFFIN & ADAMSON P.C.
                                       -------------------------------
                                           KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
April 4, 2002